Exhibit 10.7

                                                                       EXECUTION
                                                                            COPY

      THIRD AMENDMENT, dated as of October 1, 2002 (this "Amendment"), to LOAN AND SECURITY AGREEMENT, dated as of November 21, 1997 (as amended, modified or supplemented through the date hereof, the "Loan Agreement"), by and between COFFEE HOLDING CO. INC. ("Borrower") and WELLS FARGO BUSINESS CREDIT, INC., as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation ("Lender"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

      WHEREAS, the Borrower has requested the Lender to consider (i) extending the maturity date of the credit facility established pursuant to the Loan Agreement and (ii) modifying certain of the terms and provisions contained in the Loan Agreement, and the Lender is willing to agree to the foregoing, subject to the terms and conditions set forth herein;

      NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

      Section One. Amendment to Loan Agreement. On the Third Amendment Effective Date, the Loan Agreement is hereby amended as follows:

      (a) Section 2.2(b) Facility Fees. Section 2.2(b) of the Loan Agreement is amended by deleting it in its entirety and substituting in lieu thereof the following:

            "(b) Facility Fees. In addition to any facility fee previously paid to the Lender, a facility fee for the Initial Term in the amount set forth in Section 6(b)(i) of Schedule A (which fee shall be fully earned as of the Third Amendment Effective Date and shall be payable in two installments, the first of which shall be in the amount set forth in Section 6 (b)(i)(A) of Schedule A, and shall be payable on November 20, 2002, and the second of which shall be in the amount set forth in Section 6(b)(i)(B) of Schedule A, and shall be payable on November 20, 2003), and a facility fee for each Renewal Term in the amount set forth in Section 6(b)(ii) of Schedule A (which fee shall be fully earned as of the first day of the Renewal Term and shall be payable in equal installments on the first day of the Renewal Term and on the one-year anniversary thereof); provided, that if the Loan Agreement is terminated, or the maturity of the Loans is accelerated in accordance with the terms of Section 8.2, in either case (x) before the last day of the Initial Term, then the entire unpaid balance of the facility fee for the Initial Term shall be due and payable in full upon such termination or acceleration, or (y) before the last day of the applicable Renewal Term, then the unpaid balance of the facility fee for such Renewal Period shall be due and payable in full upon such termination or acceleration."

      (b) Section 4.1. Section 4.1 of the Loan Agreement is amended by deleting the last sentence thereof and replacing it with the following sentence:

            "However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender two Business Days after Lender's receipt of advice of deposit thereof at Lender's Bank."

      (c) Section 7.1. Section 7.1 of the Loan Agreement is amended by deleting the fist sentence thereof in its entirety, and by substituting the following in lieu thereof:

            "7.1 Maturity Date. Lender's Obligations to make Loans, and to provide Credit Accommodations under this Agreement shall initially continue in effect until the Initial Maturity Date set forth in
            Section 7(a) of Schedule A (the "Initial Term"); provided, that such date shall automatically be extended (the Initial Maturity Date, as it may be so extended, being referred to as the "Maturity Date") for successive additional terms of two years (each a "Renewal Term") unless one party gives written notice to the other, not less than sixty (60) days prior to the Maturity Date that such party elects not to extend the Maturity Date."

      (d) Schedule A of the Loan Agreement shall be amended and restated in its entirety to read as set forth in Schedule A attached hereto.

      (e) Schedule B of the Loan Agreement shall be amended by adding the following defined terms in the appropriate place in alphabetical order:

            "Third Amendment" means the Third Amendment to this Agreement, dated as of October 1, 2002"

            "Third Amendment Effective Date" means the date on which all of the conditions precedent to the effectiveness of the Third Amendment shall have been satisfied or waived in writing by the Lender."

      Section Two. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower warrants and represents to the Lender as follows:

      (a) All of the representations and warranties contained in the Loan Agreement and each other Loan Document to which the Borrower is a party continue to be true and correct in all material respects as of the Third Amendment Effective Date, as if repeated as of the Third Amendment Effective Date, except for such representations and warranties which, by their terms, are only made as of a previous date;

      (b) The execution, delivery and performance of this Amendment by the Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, and the Borrower has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

      (c) Upon its execution, this Amendment shall constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) general principles of equity;

      (d) The Borrower is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to it, (ii) cause a violation by the Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which the Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of the Borrower, except in favor of the Lender, to secure the Obligations, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock provisions of the Borrower;

      (e) No Event of Default has occurred and is continuing; and

      (f) Since the date of the Lender's receipt of the financial statements of the Borrower for the six-month period ended on April 30, 2002, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the Borrower's business, operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect").

      Section Three. Conditions Precedent. This Amendment shall become effective upon the date that the last of the following events shall have occurred or been waived in writing by the Lender (the "Third Amendment Effective Date"):

      (a) The Lender shall have received this Amendment, duly executed by the Borrower.

      (b) No Default shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default upon the giving of notice or lapse of time or both, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case since the date of delivery to the Lender of the Borrower's most recent financial statements.

      (c) The Lender shall have received (i) an officer's certificate, executed by the chief financial officer or chief executive officer of the Borrower, confirming the truth and accuracy of the representations and warranties contained in Section Two and Section Three (b) hereof, and (ii) a secretary's certificate, executed by the corporate secretary of the Borrower, in form reasonably satisfactory to the Lender.

      (d) The Lender shall have received a confirmation of Guaranty from each of David Gordon and Andrew Gordon, duly executed by each of them, in the form of Exhibit A to this Agreement.

      Section Four. General Provisions.

      (a) Upon the Lender's receipt and satisfactory review of the appraisal of the Borrower's Equipment currently being performed (the "Appraisal"), and the satisfaction of the condition precedent hereinafter described, so long as no Event of Default shall have occurred and shall then be continuing, Lender shall make an Equipment Advance to the Borrower in an amount equal to the lesser of $750,000 and 85% of the appraised auction sale value of the Borrowers' Eligible Equipment, based on the Appraisal, minus the unpaid principal balance of the Term Loan then outstanding. Upon the making of such Equipment Advance, the term "Term Loan", as used in the Loan Agreement, shall include the principal amount of such Equipment Advance. As a condition precedent to the making of such Equipment Advance, the Borrower shall have executed and delivered to the Lender a promissory note in the form of Exhibit B attached hereto, with all blank spaces duly and accurately completed, and Lender shall promptly mark the promissory note evidencing the Term Loan, dated as of November 29, 2000, in the principal amount of $600,000 "canceled", and return it to the Borrower.

      (b) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

      (c) All references to "the Loan Agreement" in the Loan Agreement shall mean the Loan Agreement as amended as of the Third Amendment Effective Date, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

      (d) This Amendment shall be governed by and construed in accordance with the internal laws of The State of New York, without regard to the conflicts of law principles thereof.

      (e) To the extent not already obtained, the Borrower agrees to use its reasonable best efforts to obtain from (i) each warehouseman, bailee or other Person that has possession or control from time to time of any Inventory or Equipment of the Borrower a written acknowledgement by such Person of the Lender's security interest therein and right to obtain access thereto and (ii) T & O Management Corp. a landlord's waiver of lien in favor of the Lender, containing such other terms and conditions as the Lender may reasonably require.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at New York, New York as of the date first above written.

                                       COFFEE HOLDING CO. INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       WELLS FARGO BUSINESS CREDIT, INC., as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation

                                       By: _____________________________________
                                           Name:
                                           Title:

                                   Schedule A

                          Description of Certain Terms

      This Schedule is an integral part of the Loan and Security Agreement dated as of November 21, 1997 (as amended through the date hereof, the "Agreement"), between COFFEE HOLDING CO., INC (the "Borrower") and WELLS FARGO BUSINESS CREDIT, INC. (as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation, in such capacity, the "Lender").

      1.    Loan Limits for Revolving Loans:

            (a)   Maximum Facility Amount: $5,000,000

            (b)   Advance Rates:

                  (i)   Accounts                   85%;  provided,  that  if the
                        Advance Rate:              Dilution  Percentage  exceeds
                                                   4%, such advance rate will be
                                                   reduced by the number of full
                                                   or partial  percentage points
                                                   of such excess

                  (ii)  Inventory
                        Advice
                        Rate(s):

                  (A)   Finished goods:            60%

                  (B)   Raw materials:             60%

                  (C)   Work in process:           Not Applicable

                  (iii) Cash Collateral            Not Applicable

            (c)   Accounts Sublimit                Not Applicable

            (d)   Inventory Sublimit(s):

                  (i)   Overall sublimit on        $1,000,000  or,  if less, the
                        advance against Eligible   aggregate  advances   against
                        Inventory                  Accounts   at   any  time  of
                                                   determination

                  (ii)  Sublimit on advances       Not Applicable
                        against finished goods

                  (iii) Sublimit on advances       Not Applicable
                        against raw materials

            (e)         Credit                     $500,000
                        Accommodation
                        Limit:

            (f)         Permanent Reserve Amount:  Not Applicable

            (g)         Overadvance Amount:        Not Applicable

      2.    Loan Limits for Term Loan:

            (a)   Principal Amount:

                  (i)   Equipment                  The  lesser  of  $750,000 and
                        Advance                    85% of the  appraised auction
                                                   sale   value  of   Borrower's
                                                   Eligible Equipment, as of the
                                                   most     recent     appraisal
                                                   performed  subsequent  to the
                                                   Third   Amendment   Effective
                                                   Date

                  (iv)  Real Property              Not Available
                        Advance:

            (b)   Repayment Schedule:

                  (i)   Equipment                  The  Equipment  Advance shall
                        Advance:                   be repaidconsisting  based on
                                                   an  amortization  schedule of
                                                   60    months,     in    equal
                                                   consecutive           monthly
                                                   installments,  payable on the
                                                   first  day of  each  calendar
                                                   month, commencing November 1,
                                                   2002,  with the entire unpaid
                                                   balance  due and  payable  on
                                                   the Maturity Date

                  (ii)

                  (iii)

                  (iv)  Real Property              Not Applicable
                        Advance:

        3.  Interest Rates:

            (a)   (i) Revolving Loans:             0.25%  per annum in excess of
                                                   the Prime Rate

            (b)   Term Loan:                       0.50%  per annum in excess of
                                                   the Prime Rate

        4.  Minimum Loan Amount:                   $2,000,000

        5.  Maximum Days: the lesser of

            (a)   Maximum days after original      60 days
                  due date for Eligible Accounts:

            (b)   Maximum days after original      90 days
                  invoice date for Eligible
                  Accounts:

        6.  Fees:

            (a)   Closing Fee:                     N/A

            (b)   Facility Fee:

                  (i)   Initial Term:              $18,500

                        (A)                        $10,000

                        (B)                        $8,500

                  (ii)  Renewal Term               $18,500

            (c)   Service Fee:                     Not Applicable

            (d)   Unused Line Fee:                 Not Applicable

            (e)   Minimum Borrowing Fee:

                  (i)   Applicable Period:         Each Year

                  (ii)  Date payable:              Each  anniversary of the date
                                                   of the Agreement

            (f)   Success Fee:                     Not Applicable

            (g)   Warrants:                        Not Applicable

            (h)   Early Termination                3% of  the  Maximum  Facility
                                                   Amount  if  terminated  on or
                                                   prior    to   the    one-year
                                                   anniversary   of  the   Third
                                                   Amendment  Effective Date; 2%
                                                   of   the   Maximum   Facility
                                                   Amount  if  terminated  after
                                                   the one-year  anniversary  of
                                                   the Third Amendment Effective
                                                   Date  and on or  prior to the
                                                   two-year  anniversary  of the
                                                   Third   Amendment   Effective
                                                   Date  and 1% of  the  Maximum
                                                   Facility Amount if terminated
                                                   at   any   time   after   the
                                                   two-year  anniversary  of the
                                                   Third   Amendment   Effective
                                                   Date   and   prior   to   the
                                                   Maturity Date;  provided that
                                                   the  Early   Termination  Fee
                                                   will be  waived  by Lender if
                                                   Borrower  transfers the Loans
                                                   and   all   of   its    other
                                                   Obligations    hereunder   to
                                                   another   division  of  Wells
                                                   Fargo Bank.

            (i)   Fees for letters of credit       1 % per  annum  of  the  face
                  and other Credit Accommodations  amount  of each  open  Credit
                  (or guaranties thereof           Accommodation, plus all costs
                  by Lender):                      and  fees   charged   by  the
                                                   issuer

            (j)   Field Exam Fee:                  $750 per day per person  plus
                                                   all  out-of-pocket  expenses,
                                                   provided, that if no Event of
                                                   Default has  occurred  during
                                                   any   consecutive   365   day
                                                   period commencing on November
                                                   20 of  each  year,  then  the
                                                   maximum  amount  of the field
                                                   exam   fees  for   which  the
                                                   Borrower  shall be  obligated
                                                   to pay the Lender during such
                                                   period   shall   not   exceed
                                                   $10,000.

      7.    Maturity Date:

            (a)   Initial Maturity Date:           November 20, 2004

      8.    Financial Covenants:

            (a)   Capital Expenditure              Not Applicable
                  Limitation:

            (b)   Minimum Net Worth                Not Applicable
                  Requirement:

            (c)   Minimum Tangible                 Not Applicable
                  Net Worth:

            (d)   Minimum Working                  Not Applicable
                  Capital:

            (e)   Maximum Cumulative               Not Applicable
                  Net Loss:

            (f)   Minimum Cumulative               -for   the   fiscal   quarter
                  Net Income:                      ending  January  31  of  each
                                                   fiscal year,  commencing with
                                                   January  31,  2003;  -for the
                                                   period of two fiscal quarters
                                                   ending   April   30  of  each
                                                   fiscal year,  commencing with
                                                   April  30,  2003;   -for  the
                                                   period   of   three    fiscal
                                                   quarters  ending  July  31 of
                                                   each fiscal year,  commencing
                                                   with July 31, 2002;  and -for
                                                   the  period  of  four  fiscal
                                                   quarters ending October 31 of
                                                   each fiscal year,  commencing
                                                   with  October 31,  2002,  the
                                                   Borrower shall be required to
                                                   maintain a minimum cumulative
                                                   net   income   in  an  amount
                                                   mutually agreed upon with the
                                                   Lender,  but in no event less
                                                   than  67% of  the  cumulative
                                                   net income  projected  by the
                                                   Borrower    for   each   such
                                                   period,  as  reflected in its
                                                   forecasted  income  statement
                                                   for the  fiscal  year  ending
                                                   October   31
                                                   of each year, commencing with
                                                   October 31, 2002.




            (g)   Maximum Leverage Ratio:          Not Applicable

            (h)   Limitation on Equipment          Not Applicable
                  Leases:

            (i)   Limitation on Purchase           Not Applicable
                  Money Security Interests:

            (j)   Additional Financial             Not Applicable
                  Covenants:

      9.    Borrower Information:

            (a)   Prior Name of Borrower:          None

            (b)   Prior Trade Names of Borrower    None

            (c)   Existing Trade Names             None
                  of Borrower:

            (d)   Inventory Locations:             Continental Terminals, Inc.
                                                   738 Third Avenue
                                                   Brooklyn, New York 11232

            (e)   Other Locations:                 4425a First Avenue
                                                   Brooklyn, New York 11232

                                                   4401 First Avenue
                                                   Brooklyn, New York 11232-0005

                                                   54 A Hackensack Avenue
                                                   River Terminal
                                                   Kearny, NJ  07032

            (f)   Litigation:                      None

            (g)   Ownership of                     Andrew Gordon - 32.5%
                  Borrower                         David Gordon - 32.5%
                                                   Mr. and Mrs. Sterling Gordon
                                                   - 15.0%
                                                   Other - 20.0%

            (h)   Subsidiaries (and) ownership     None
                  thereof):

            (i)   Facsimile Numbers:

                  Borrower:                        718-832-0892

                  Lender:                          646-728-3279

       10.  Description of Real Property           None

       11.  Lender's Bank:                         Wells Fargo Bank

       12.  Other Covenants:                       None

       13.  Exceptions to Negative Covenants:      None

       14.  Cash Collateral:                       None

       15.  Guaranties:

            (a)   Guarantors:                      Andrew Gordon
                                                   David Gordon
            (b)   Amount:                          Each in the amount of
                                                   $500,000

      IN WITNESS WHEREOF, Borrower and Lender have signed this Schedule A as of the date set forth in the Third Amendment to which this Schedule is attached.

Borrower:                               Lender:

COFFEE HOLDING CO., INC.                WELLS FARGO BUSINESS  CREDIT,  INC., (as
                                        assignee  of Banc of America  Commercial
                                        Finance Corporation, f/k/a NationsCredit
                                        Commercial Corporation)

By: ________________________________    By: ____________________________________
    Name:                                   Name:
    Title:                                  Title: